UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

                                    1-10799                                                    73-1351610
                             (Commission File Number)                                                    (IRS Employer Identification No.)

                      1221 E. Houston, Broken Arrow, Oklahoma                                                                           74012
                (Address of Principal Executive Offices)                                                                                      (Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2007, the Company's subsidiary, Tulsat Corporation, entered into a contract with B.R. Hutson, Inc. of Broken Arrow, Ok. to construct a 62,500 square foot warehouse facility for approximately $1,650,000. The new facility will  be located on the back of the Company's headquarters and Tulsat Subsidiary office and warehouse facility located at 1221 East Houston, Broken Arrow, OK. The Company plans to pay for the new facility through internal funds generated from operations.

The additional facility will provide several benefits to the Company including cost savings from eliminating multiple leased facilities with Chymiak Investments LLC, the ability to consolidate the Company’s hardware products which will increase efficiencies associated with marketing and selling this product line as well as reduce costs associated with managing overflow inventory in multiple outside warehouses.

A copy of this construction contract is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Conditions

The Company issued a press release on May 14, 2007 summarizing the financial results for the second quarter of fiscal year 2007 ending March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

(c)    Exhibits.

        Exhibit 10.1 below is filed herewith and exhibit 99.1 below is furnished herewith:

10.1	Construction Contract
99.1	Press Release dated May 14, 2007, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                               ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: May 15, 2007                                              By: /s/ Kenneth A. Chymiak
                                                                               Kenneth A. Chymiak
                         President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description
99.1
10.1	Construction Contract
99.1	Press Release dated May 14, 2007, issued by the Company